Exhibit 99.1

For Immediate Release

CPG Posts Record Quarter as Profits Climb

Thursday May 10, 2007

CPG International Inc. (CPG) a leading manufacturer of premium, branded, low maintenance building products for both residential and commercial markets today announced first quarter 2007 financial results. CPG’s products include home exterior trim, millwork, mouldings and decking for residential markets as well as bathroom and locker systems used in commercial building markets.

“I am very pleased with the record results our team generated in a very difficult building market,” said John R. Loyack, CPG’s President and Chief Executive Officer. “Our ability to successfully integrate our Santana and Procell Decking Systems acquisitions, expand our North American sales footprint at AZEK Building Products (AZEK) and the introduction of new and exciting products was more than enough to offset a difficult residential building market. We believe that we are positioned to perform well for the remainder of 2007 even though we do not expect to see much improvement in the residential building market before the end of this year. As a result, merger integration performance, the ability to continue to expand our sales footprint and new product introduction will be critical as we strive to continue our strong performance throughout 2007 in a challenging building market.”

Highlights

(See the accompanying financial schedules for full financial details and a reconciliation of non-GAAP financial measures to their GAAP equivalents)

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First quarter sales improved to $94.4 million, up 21% from first quarter 2006. The successful acquisition of Procell and Santana, volume growth in our AZEK® Trimboards business, and strong growth in our locker systems sales more than offset the effects of a slow housing market.

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Gross margins improved 2.3 points in the first quarter of 2007 as lower material costs reflecting our increased scale and softer demand in key material markets combined with improved operating productivity to account for the margin improvement.

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Despite higher interest costs associated with the Procell and Santana Acquisitions, GAAP net income rose to $5.2 million from $3.6 million last year, an improvement of 43.2%. Adjusted net income was $5.5 million for the first quarter of 2007, up 49.3% from last year’s levels.

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Strong sales growth and improvements in CPG’s cost structure helped drive all-time record EBITDA performance in the first quarter of 2007 as EBITDA was up 37.9% to $21 million. Adjusted EBITDA was $21.4 million in the first quarter of 2007, up 40.3% from $15.3 million in the first quarter of 2006.

o	At March 31, 2007, CPG had cash of $11.4 million and had no amounts outstanding on its $40.0 million revolving credit facility.

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CPG’s subsidiary AZEK has begun a pilot project with Home Depot to carry a line of trimboards and mouldings. AZEK also successfully launched a new line of mouldings with the same appearance of AZEK® Trimboards.

EBITDA Guidance

(See the accompanying financial schedules for full financial details and a reconciliation of non-GAAP financial measures to their GAAP equivalents)

CPG’s Adjusted EBITDA guidance is $60 million to $65 million for the full year of 2007. “We remain cautiously optimistic about our financial forecast for 2007 despite the difficult residential building market,” said Scott Harrison, Executive Vice President and Chief Financial Officer. “Based upon that view, we are reaffirming our guidance today.”

Investor Call

CPG will hold an investor conference call to discuss first quarter 2007 financial results at 10 AM Eastern time, on Friday, May 11, 2007. John R. Loyack, President and Chief Executive Officer, and Scott Harrison, Executive Vice President and Chief Financial Officer, will host the call.

To access the conference call, dial (866) 315-3365 and enter Conference ID, 7872626. A replay of the call will be available for one week after the event by dialing (800) 642-1687 or (706) 645-9291 and entering Conference ID, 7872626.

Forward-looking Statements

Statements in this investor release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to CPG on the date this release was submitted. CPG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the CPG's revenues and operating results being highly dependent on, among other things, the homebuilding industry, the commercial building

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industry, raw material prices, competition and the economy. CPG may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of CPG most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

About CPG International

Headquartered in Scranton, Pennsylvania, CPG International is a manufacturer of market-leading brands of highly engineered, premium, low-maintenance, building products for residential and commercial markets designed to replace wood, metal and other traditional materials in a variety of construction applications. The Company’s products are marketed under several brands including AZEK® Trimboards, Procell Decking Systems, Santana Products, Comtec Industries, Capitol, EverTuff™, TuffTec™, Hiny Hider® and Celtec®, as well as many other brands. For additional information on CPG please visit our web site at WWW.CPGINT.COM.

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Financial Schedules

CPG International Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

March 31, 2007 and December 31, 2006

(unaudited)

(dollars in thousands)

	March 31,	December 31,
	2007	2006
ASSETS:
Current assets:
Cash	$11,356	$2,173
Receivables:
Trade, less allowance for doubtful accounts of $1,497 in 2007 and 2006, respectively	40,246	29,325
Inventories	37,011	45,493
Deferred income taxes—current	7,229	9,192
Prepaid expenses and other	4,269	6,404
Total current assets	100,111	92,587
Property and equipment—net	93,226	79,935
Goodwill	281,960	232,786
Intangible assets —net	91,798	92,408
Deferred financing costs—net	9,785	10,080
Total assets	$576,880	$507,796

LIABILITIES AND SHAREHOLDER’S EQUITY:
Current liabilities:
Accounts payable—primarily trade	$27,523	$25,680
Current portion of capital lease	1,358	647
Current portion of long-term debt obligations	—	9,508
Accrued interest	7,848	13,887
Accrued warranty costs	3,331	1,854
Accrued expenses	9,883	7,391
Total current liabilities	49,943	58,967
Deferred income taxes	44,568	43,715
Capital lease obligation—less current portion	6,465	3,010
Long-term debt—less current portion	278,126	245,132
Other liabilities	702	—
Commitments and contingencies
Shareholder’s equity:
Common shares, $0.01 par value: 1,000 shares authorized; 10 issued and outstanding at March 31, 2007 and December 31, 2006	—	—
Additional paid-in capital	199,960	165,066
Accumulated deficit	(2,884)	(8,094)
Total shareholder’s equity	197,076	156,972
Total liabilities and shareholder’s equity	$576,880	$507,796

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CPG International Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

Three Months Ended March 31, 2007 and 2006

(unaudited)

(dollars in thousands)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2007	2006
Net sales	$94,447	$78,066
Cost of sales	(66,894)	(57,106)
Gross margin	27,553	20,960
Selling, general and administrative expenses	(10,638)	(8,770)
Operating income	16,915	12,190

Other income (expenses):
Interest expense	(8,631)	(6,238)
Interest income	85	28
Miscellaneous – net	(39)	(36)
Total other expenses-net	(8,585)	(6,246)

Income before income taxes	8,330	5,944
Income tax expense	(3,120)	(2,307)
Net income	$5,210	$3,637
Reconciliation to Adjusted net income:
Net Income (GAAP)	$5,210	$3,637
Non-Recurring Items:
Executive retirement	--	45
Severance costs	21	--
Ownership management fee	375	--
Non-recurring acquisition costs	24	--
Tax effect at effective tax rate	(158)	(17)
Adjusted net income	$5,472	$3,665

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CPG International Inc. and Subsidiaries

Calculation of Earnings before Interest, Taxes, Depreciation and Amortization

Three Months Ended March 31, 2007 and 2006

(unaudited)

(dollars in thousands)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2007	2006
Net income	$5,210	$3,637
Interest expense, net	8,546	6,210
Income tax expense	3,120	2,307
Depreciation and amortization	4,126	3,073
EBITDA	$21,002	$15,227

Reconciliation to Adjusted EBITDA:
EBITDA	$21,002	$15,227
Non-Recurring Items:
Executive retirement	--	45
Severance costs	21	--
Ownership management fee	375	--
Non-recurring acquisition costs	24	--
Adjusted EBITDA	$21,422	$15,272

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